SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING 6/30/2006
FILE NUMBER 811- 1540
SERIES NO.: 31

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                              8,253
     2 Number of shares outstanding of a second class of
          open-end company shares (000's Omitted)
       Class B                                              4,188
       Class C                                              2,031
       Class R                                                 25
       Institutional Class                                  2,363

74V. 1 Net asset value per share (to nearest cent)
       Class A                                             $14.09
     2 Net asset value per share of a second class of
          open-end company shares (to nearest cent)
       Class B                                             $13.67
       Class C                                             $13.66
       Class R                                             $14.03
       Institutional Class                                 $14.27